Exhibit 10.5

GUARANTY AGREEMENT
This Guaranty Agreement dated as of November 8, 2017 (this “Guaranty”) is executed by each of the undersigned (together with any other Person that may become a party hereto as provided in Section 16 hereof, individually a “Guarantor” and collectively, the “Guarantors”), in favor of Wilmington Trust, National Association, as administrative agent under the Credit Agreement referred to below for the ratable benefit of itself and the other Secured Parties (as defined in the Credit Agreement referred to below) (in such capacity, the “Administrative Agent”).
INTRODUCTION
A.    This Guaranty is given in connection with that certain Term Loan Agreement dated as of November 8, 2017 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Pioneer Energy Services Corp., a Texas corporation (the “Borrower”), the lenders party thereto from time to time (the “Lenders”), and the Administrative Agent.
B.    Each Guarantor (other than the Borrower) is a Subsidiary of the Borrower and will derive substantial direct and indirect benefit from (i) the transactions contemplated by the Credit Agreement and the other Credit Documents, and (ii) the Hedging Arrangements entered into by the Borrower or any of the other Credit Parties with a Swap Counterparty.
C.    Each Guarantor is executing and delivering this Guaranty (i) to induce the Lenders to provide Commitments and Term Loans under the Credit Agreement, and (ii) intending it to be a legal, valid, binding, enforceable and continuing obligation of such Guarantor.
NOW, THEREFORE, in consideration of the premises, each Guarantor hereby agrees as follows:
Section 1.    Definitions. All capitalized terms used in this Guaranty but not otherwise defined in this Guaranty that are defined in the Credit Agreement shall have the meanings assigned to such terms in the Credit Agreement.
Section 2.    Guaranty.
(a)    Each Guarantor hereby absolutely, unconditionally and irrevocably guarantees the punctual payment and performance, when due, whether at stated maturity, by acceleration or otherwise, of all Obligations, whether absolute or contingent and whether for principal, interest (including, without limitation, interest that but for the existence of a bankruptcy, reorganization or similar proceeding would accrue, whether or not allowed as a claim), prepayment premiums, fees, amounts required to be provided as collateral, indemnities, expenses or otherwise (collectively, the “Guaranteed Obligations”); provided that, with respect to any Guarantor which is not a Qualified ECP Guarantor, the “Guaranteed Obligations” shall exclude any Excluded Swap Obligations. Without limiting the generality of the foregoing, each Guarantor’s liability shall extend to all amounts that constitute part of the Guaranteed Obligations and would be owed by the Borrower or any other Credit Party to the Administrative Agent, any Lender or any other Secured Party under the Credit Documents or any Hedging Arrangements but for the fact that they are unenforceable or not allowable due to insolvency or the existence of a bankruptcy, reorganization or similar proceeding involving the Borrower.

(b)    It is the intention of the Guarantors and each Secured Party that the amount of the Guaranteed Obligations guaranteed by each Guarantor shall be, but shall not be in excess of, the maximum amount permitted by fraudulent conveyance, fraudulent transfer and any similar Legal Requirement applicable to such Guarantor. Accordingly, notwithstanding anything to the contrary contained in this Guaranty or in any other agreement or instrument executed in connection with the payment of any of the Guaranteed Obligations, the amount of the Guaranteed Obligations guaranteed by a Guarantor under this Guaranty shall be limited to an aggregate amount equal to the greatest amount that would not render such Guarantor’s obligations hereunder subject to avoidance under Section 548 of the Bankruptcy Code or any comparable provision of any other applicable law.
Section 3.    Guaranty Absolute. Each Guarantor guarantees that the Guaranteed Obligations will be paid strictly in accordance with the terms of the Credit Documents, regardless of any Legal Requirement now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of the Administrative Agent or any other Secured Party with respect thereto but subject to Section 2(b) above. The obligations of each Guarantor under this Guaranty are independent of the Guaranteed Obligations or any other obligations of any other Person under the Credit Documents or in connection with any Hedging Arrangement, and a separate action or actions may be brought and prosecuted against a Guarantor to enforce this Guaranty, irrespective of whether any action is brought against the Borrower, any other Guarantor or any other Person or whether the Borrower, any other Guarantor or any other Person is joined in any such action or actions. The liability of each Guarantor under this Guaranty shall be irrevocable, absolute and unconditional irrespective of, and each Guarantor hereby irrevocably waives any defenses it may now or hereafter have in any way relating to, any or all of the following:
(a)    any lack of validity or enforceability of any Credit Document, any Hedging Arrangement with a Swap Counterparty or any agreement or instrument relating thereto or any part of the Guaranteed Obligations being irrecoverable;
(b)    any change in the time, manner or place of payment of, or in any other term of, all or any of the Guaranteed Obligations or any other obligations of any Person under the Credit Documents or any agreement or instrument relating to Hedging Arrangements with a Swap Counterparty, or any other amendment or waiver of or any consent to departure from any Credit Document or any agreement or instrument relating to Hedging Arrangements with a Swap Counterparty, including, without limitation, any increase in the Guaranteed Obligations resulting from the extension of additional credit to the Borrower or otherwise;
(c)    any taking, exchange, release or non-perfection of any collateral, or any taking, release or amendment or waiver of or consent to departure from any other guaranty, for all or any of the Guaranteed Obligations;
(d)    any manner of application of collateral, or proceeds thereof, to all or any of the Guaranteed Obligations, or any manner of sale or other disposition of any collateral for all or any of the Guaranteed Obligations or any other obligations of any other Person under the Credit Documents, any Hedging Arrangement with a Swap Counterparty or any other assets of the Borrower or any of its Subsidiaries;
(e)    any change, restructuring or termination of the organizational structure or existence of the Borrower or any of its Subsidiaries;
(f)    any failure of any Lender, the Administrative Agent or any other Secured Party to disclose to the Borrower or any Guarantor any information relating to the business, condition (financial or otherwise), operations, properties or prospects of any Person now or in the future known to the Administrative

Agent, any Lender or any other Secured Party (and each Guarantor hereby irrevocably waives any duty on the part of any Secured Party to disclose such information);
(g)    any signature of any officer of the Borrower or any Guarantor being mechanically reproduced in facsimile or otherwise; or
(h)    any other circumstance or any existence of or reliance on any representation by any Secured Party that might otherwise constitute a defense available to, or a discharge of, the Borrower, any Guarantor or any other guarantor, surety or other Person (other than the indefeasible repayment in full of the Guaranteed Obligations).
Section 4.    Continuation and Reinstatement, Etc. Each Guarantor agrees that, to the extent that payments of any of the Guaranteed Obligations are made, or any Lender, the Administrative Agent or any other Secured Party receives any proceeds of collateral, and such payments or proceeds or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, or otherwise required to be repaid, then to the extent of such repayment the Guaranteed Obligations shall be reinstated and continued in full force and effect as of the date such initial payment or collection of proceeds occurred. EACH GUARANTOR SHALL DEFEND AND INDEMNIFY EACH SECURED PARTY FROM AND AGAINST ANY claim, damage, loss, liability, cost, or expense UNDER THIS SECTION 4 (INCLUDING REASONABLE ATTORNEYS’ FEES AND EXPENSES) IN THE DEFENSE OF ANY SUCH ACTION OR SUIT, INCLUDING such claim, damage, loss, liability, cost, or expense arising as a result of the INDEMNIFIED SECURED PARTY’S OWN NEGLIGENCE but excluding such claim, damage, loss, liability, cost, or expense that is found in a final, non-appealable judgment by a court of competent jurisdiction to have resulted directly from such Indemnified SECURED PARTY’S gross negligence, willful misconduct, or breach in bad faith of express obligations under this guaranty.
Section 5.    Waivers and Acknowledgments.
(a)    Each Guarantor hereby waives promptness, diligence, presentment, notice of acceptance and any other notice with respect to any of the Guaranteed Obligations and this Guaranty and any requirement that any Secured Party protect, secure, perfect or insure any Lien or any property or exhaust any right or take any action against the Borrower, any other Guarantor or any other Person or any collateral.
(b)    Each Guarantor hereby irrevocably waives any right to revoke this Guaranty, and acknowledges that this Guaranty is continuing in nature and applies to all Guaranteed Obligations, whether existing now or in the future.
(c)    Each Guarantor acknowledges that it will receive substantial direct and indirect benefits from the financing arrangements involving the Borrower and the other Credit Parties contemplated by the Credit Documents and the Hedging Arrangements with Swap Counterparties and that the waivers set forth in this Guaranty are knowingly made in contemplation of such benefits.
Section 6.    Contribution by Guarantors. All Guarantors desire to allocate among themselves (collectively, the “Contributing Guarantors”), in a fair and equitable manner, their obligations arising under this Guaranty. Accordingly, in the event any payment or distribution is made on any date by a Guarantor (a “Funding Guarantor”) under this Guaranty that exceeds its Fair Share (as defined below) as of such date, such Funding Guarantor shall be entitled (subject to the last sentence of this Section 6) to a contribution from each of the other Contributing Guarantors in the amount of such other Contributing Guarantor’s Fair Share Shortfall (as defined below) as of such date, with the result that all such contributions will cause each Contributing Guarantor’s Aggregate Payments (as defined below) to equal its Fair Share as of such date.

“Fair Share” means, with respect to a Contributing Guarantor as of any date of determination, an amount equal to (a) the ratio of (i) the Fair Share Contribution Amount (as defined below) with respect to such Contributing Guarantor to (ii) the aggregate of the Fair Share Contribution Amount with respect to all Contributing Guarantors multiplied by (b) the aggregate amount paid or distributed on or before such date by all Funding Guarantors in respect of the Guaranteed Obligations. “Fair Share Shortfall” means, with respect to a Contributing Guarantor as of any date of determination, the excess, if any, of the Fair Share of such Contributing Guarantor over the Aggregate Payments of such Contributing Guarantor. “Fair Share Contribution Amount” means, with respect to a Contributing Guarantor as of any date of determination, the maximum aggregate amount of the obligations of such Contributing Guarantor under this Guaranty that would not render its obligations hereunder subject to avoidance as a fraudulent transfer or conveyance under Section 548 of the Bankruptcy Code or any comparable applicable provisions of state law. “Aggregate Payments” means, with respect to a Contributing Guarantor as of any date of determination, an amount equal to (a) the aggregate amount of all payments and distributions made on or before such date by such Contributing Guarantor in respect of this Guaranty (including pursuant to this Section 6) minus (b) the aggregate amount of all payments received on or before such date by such Contributing Guarantor from all other Contributing Guarantors as contributions under this Section 6. The amounts payable as contributions hereunder shall be determined as of the date on which the related payment or distribution is made by the applicable Funding Guarantor. This Section 6 is intended only to define the relative rights of the Guarantors, and the allocation among Contributing Guarantors of their obligations as set forth in this Section 6 shall not be construed in any way to limit the liability of any Guarantor hereunder. Notwithstanding anything to the contrary contained herein, the rights of the Guarantors under this Section 6 shall be exercisable after all Obligations (other than obligations in respect of any Hedging Arrangement) have been paid in full and all Commitments have terminated or expired.
Section 7.    Subrogation. No Guarantor will exercise any rights that it may now have or hereafter acquire against the Borrower, any other Guarantor or any other Person to the extent that such rights arise from the existence, payment, performance or enforcement of such Guarantor’s obligations under this Guaranty, any other Credit Document or any Hedging Arrangement, including, without limitation, any right of subrogation, reimbursement, exoneration, contribution or indemnification and any right to participate in any claim or remedy of any Secured Party against the Borrower, any other Guarantor or any other Person, whether or not such claim, remedy or right arises in equity or under contract, statute or common law, including, without limitation, the right to take or receive from the Borrower or any other Person, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security on account of such claim, remedy or right, unless and until all Obligations (other than obligations in respect of any Hedging Arrangement) have been paid in full and all Commitments have terminated or expired. If any amount shall be paid to a Guarantor in violation of the preceding sentence, such amount shall be held in trust for the benefit of the Administrative Agent and shall forthwith be paid to the Administrative Agent to be credited and applied to the Guaranteed Obligations and any and all other amounts payable by the Guarantors under this Guaranty, whether matured or unmatured, in accordance with the terms of the Credit Documents.
Section 8.    Representations and Warranties. Each Guarantor hereby represents and warrants as follows:
(a)    There are no conditions precedent to the effectiveness of this Guaranty. Such Guarantor benefits from executing this Guaranty.
(b)    This Guaranty has been duly executed and delivered by such Guarantor and constitutes the legal, valid, and binding obligation of such Guarantor, enforceable in accordance with its terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws at the time in effect affecting the rights of creditors generally and to the effect of general principles of equity whether applied by a court of law or equity.
Section 9.    Right of Set‑Off. Upon the occurrence and during the continuance of any Event of Default, any Lender, the Administrative Agent and any other Secured Party is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set-off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Secured Party to or for the credit or the account of any Guarantor against any and all of the Guaranteed Obligations of such Guarantor now or hereafter existing under this Guaranty, irrespective of whether or not such Secured Party shall have made any demand under this Guaranty and although such obligations may be contingent and unmatured. Such Secured Party shall promptly notify the affected Guarantor after any such set‑off and application is made by such Secured Party, provided that the failure to give such notice shall not affect the validity of such set‑off and application. The rights of the Secured Parties under this Section 9 are in addition to other rights and remedies (including, without limitation, other rights of set‑off) which any Secured Party may have.
Section 10.    Amendments, Etc. No amendment, modification, termination or waiver of any provision of this Guaranty, or consent to any departure by any Guarantor therefrom, shall in any event be effective without the written concurrence of Requisite Lenders, the Administrative Agent and each Guarantor pursuant to the terms of the Credit Agreement; provided that the Administrative Agent may, with the consent of the Borrower only, amend, modify or supplement this Guaranty to cure any ambiguity, omission, defect or inconsistency (as reasonably determined by the Administrative Agent), so long as such amendment, modification or supplement does not adversely affect the rights of any Lender and the Lenders shall have received at least five Business Days’ prior written notice thereof and the Administrative Agent shall not have received, within five Business Days of the date of such notice to the Lenders, a written notice from any Lender stating that it objects to such amendment (if the Administrative Agent receives an objection from any Lender, such amendment, modification or supplement shall require the written concurrence of the Requisite Lenders and each Guarantor).
Section 11.     Notices, Etc. All notices and other communications provided for hereunder shall be in writing and shall be delivered (and deemed received) in the manner set forth in Section 9.1 of the Credit Agreement.
Section 12.     No Waiver; Cumulative Remedies. No failure or delay on the part of any Secured Party in the exercise of any power, right or privilege hereunder shall impair such power, right or privilege or be construed to be a waiver of any default or acquiescence therein, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other power, right or privilege. The rights, powers and remedies given to each Secured Party hereby are cumulative and shall be in addition to and independent of all rights, powers and remedies existing by virtue of any statute or rule of law or in any of the other Credit Documents or any of the Hedging Arrangements. Any forbearance or failure to exercise, and any delay in exercising, any right, power or remedy hereunder shall not impair any such right, power or remedy or be construed to be a waiver thereof, nor shall it preclude the further exercise of any such right, power or remedy.
Section 13.     Continuing Guaranty: Assignments under the Credit Agreement. This Guaranty is a continuing guaranty and shall (a) remain in full force and effect until all Obligations (other than obligations in respect of any Hedging Arrangement) have been paid in full and all Commitments have terminated or expired, (b) be binding upon each Guarantor and its successors and assigns, and (c) inure to the benefit of and be enforceable by the Administrative Agent, and its successors, and, in the case of transfers and assignments made in accordance with the Credit Agreement, transferees and assigns. Each Guarantor acknowledges that upon any Person becoming a Secured Party in accordance with the Credit Agreement, such Person shall be entitled to the benefits hereof.
Section 14.     Governing Law. THIS GUARANTY AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER (INCLUDING, WITHOUT LIMITATION, ANY CLAIMS SOUNDING IN CONTRACT LAW OR TORT LAW ARISING OUT OF THE SUBJECT MATTER HEREOF AND ANY DETERMINATIONS WITH RESPECT TO POST-JUDGMENT INTEREST) SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES THEREOF THAT WOULD RESULT IN THE APPLICATION OF ANY LAW OTHER THAN THE LAW OF THE STATE OF NEW YORK. The provisions of Sections 9.15 and 9.16 of the Credit Agreement are hereby incorporated herein by reference, mutatis mutandis.
Section 15.     INDEMNIFICATION. EACH GUARANTOR SHALL INDEMNIFY EACH OF THE secured parties, AND THEIR RESPECTIVE officers, partners, members, directors, trustees, advisors, employees, agents, sub-agents and affiliates FROM, AND DISCHARGE, RELEASE, AND HOLD EACH OF THEM HARMLESS AGAINST, ANY AND ALL LIABILITIES, OBLIGATIONS, LOSSES, CLAIMS, EXPENSES, OR DAMAGES OF ANY KIND OR NATURE WHATSOEVER TO WHICH ANY OF THEM MAY BECOME SUBJECT RELATING TO OR ARISING OUT OF THIS GUARANTY, AND EACH GUARANTOR SHALL REIMBURSE THE secured parties AND THEIR RESPECTIVE officers, partners, members, directors, trustees, advisors, employees, agents, sub-agents and affiliates, UPON DEMAND FOR ALL ACTUAL AND REASONABLE COSTS AND EXPENSES, INCLUDING REASONABLE ATTORNEYS’ FEES (BUT EXCLUDING ALLOCATED COSTS OF INTERNAL COUNSEL) INCURRED IN CONNECTION WITH ANY SUCH INVESTIGATION, LITIGATION OR OTHER PROCEEDING; AND EXPRESSLY INCLUDING ANY SUCH LOSSES, LIABILITIES, CLAIMS, DAMAGES, OR EXPENSES INCURRED BY REASON OF THE INDEMNIFIED PERSON’S OWN NEGLIGENCE, BUT EXCLUDING ANY SUCH LOSSES, LIABILITIES, CLAIMS, DAMAGES OR EXPENSES that (A) ARE FOUND IN A FINAL, NON-APPEALABLE JUDGMENT BY A COURT OF COMPETENT JURISDICTION TO HAVE RESULTED directly FROM (1) SUCH INDEMNIFIED PERSON’S GROSS NEGLIGENCE, WILLFUL MISCONDUCT, OR BREACH IN BAD FAITH OF EXPRESS OBLIGATIONS UNDER THIS GUARANTY.
Section 16.     Additional Guarantors. Pursuant to Section 5.6 of the Credit Agreement, certain Subsidiaries of the Borrower that were not in existence on the Effective Date are required to enter into this Guaranty as a Guarantor upon becoming a Domestic Subsidiary. Upon execution and delivery after the date hereof by the Administrative Agent and such Domestic Subsidiary of an instrument substantially in the form of Annex 1, such Domestic Subsidiary shall become a Guarantor hereunder with the same force and effect as if originally named as a Guarantor herein. The execution and delivery of any instrument adding an additional Guarantor as a party to this Guaranty shall not require the consent of any other Guarantor hereunder. The rights and obligations of each Guarantor hereunder shall remain in full force and effect notwithstanding the addition of any new Guarantor as a party to this Guaranty.
Section 17.     Counterparts. This Guaranty may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument. Delivery of an executed counterpart of a signature page of this Guaranty by facsimile or in electronic format (i.e., “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart of this Guaranty.

Section 18.     Severability. In case any provision in or obligation under this Guaranty shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.
Section 19.     NO ORAL AGREEMENTS. THIS GUARANTY AND THE OTHER CREDIT DOCUMENTS REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES WITH RESPECT TO THE SUBJECT MATTER HEREOF AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.
THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.
Section 20.     Intercreditor Agreement. Notwithstanding anything herein to the contrary, the exercise of any right or remedy by the Administrative Agent hereunder is subject to the provisions of the Intercreditor Agreement dated as of November 8, 2017 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Intercreditor Agreement”) between the Administrative Agent and Wells Fargo Bank, N.A. in its capacity as ABL Administrative Agent. In the event of any conflict between the terms of the Intercreditor Agreement and this Guaranty, the terms of the Intercreditor Agreement shall govern and control.
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Each Guarantor has caused this Guaranty to be duly executed as of the date first above written.
GUARANTORS:

PIONEER ENERGY SERVICES CORP.
PIONEER GLOBAL HOLDINGS, INC.
PIONEER DRILLING SERVICES, LTD.
PIONEER PRODUCTION SERVICES, INC.
PIONEER WIRELINE SERVICES HOLDINGS, INC.
PIONEER WIRELINE SERVICES, LLC
PIONEER WELL SERVICES, LLC
PIONEER FISHING & RENTAL SERVICES, LLC
PIONEER COILED TUBING SERVICES, LLC

By:     /s/ William Stacy Locke
Name:    William Stacy Locke
Title:    President and Chief Executive Officer

Annex 1 to the
Guaranty Agreement
SUPPLEMENT NO. ____ dated as of ______________ (the “Supplement”), to the Guaranty Agreement dated as of November 8, 2017 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Guaranty Agreement”), made by Pioneer Energy Services Corp., a Texas corporation (the “Borrower”) and certain subsidiaries of the Borrower party thereto (the Borrower and each such subsidiary individually, a “Guarantor” and collectively, the “Guarantors”) in favor of Wilmington Trust, National Association, as administrative agent under the Credit Agreement referred to below for the benefit of the Secured Parties (as defined in the Credit Agreement referred to below) (in such capacity, the “Administrative Agent”).
A.    Reference is made to the Term Loan Agreement dated as of November 8, 2017 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Borrower, the lenders from time to time party thereto (the “Lenders”), and the Administrative Agent.
B.    Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Guaranty Agreement or the Credit Agreement, as applicable.
C.    The Guarantors have entered into the Guaranty Agreement in order to induce the Lenders to make Commitments and Term Loans under the Credit Agreement. Pursuant to Section 5.6 of the Credit Agreement, certain Subsidiaries of the Borrower are required to enter into the Guaranty Agreement as a Guarantor upon becoming a Domestic Subsidiary. Section 16 of the Guaranty Agreement provides that additional Subsidiaries of the Borrower may become Guarantors under the Guaranty Agreement by the execution and delivery of an instrument in the form of this Supplement. The undersigned Subsidiary of the Borrower (the “New Guarantor”) is executing this Supplement in accordance with the requirements of the Credit Agreement to become a Guarantor under the Guaranty Agreement in order to induce the Lenders to make additional Commitments and Term Loans and as consideration for Commitments and Term Loans previously made.
Accordingly, the Administrative Agent and the New Guarantor agree as follows:
1.    In accordance with Section 16 of the Guaranty Agreement, the New Guarantor by its signature below becomes a Guarantor under the Guaranty Agreement with the same force and effect as if originally named therein as a Guarantor and the New Guarantor hereby (a) agrees to all the terms and provisions of the Guaranty Agreement applicable to it as a Guarantor thereunder and (b) represents and warrants that the representations and warranties made by it as a Guarantor thereunder are true and correct in all material respects on and as of the date hereof (provided that if any representation and warranty is by its terms qualified by concepts of materiality, such representation and warranty shall be true and correct in all respects). Each reference to a “Guarantor” in the Guaranty Agreement shall be deemed to include the New Guarantor. The Guaranty Agreement is hereby incorporated herein by reference.
2.    The New Guarantor represents and warrants to the Administrative Agent and the other Secured Parties that this Supplement has been duly executed and delivered by the New Guarantor and constitutes the legal, valid, and binding obligation of the New Guarantor, enforceable in accordance with its terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws at the time in effect affecting the rights of creditors generally and to the effect of general principles of equity whether applied by a court of law or equity.

3.    This Supplement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument. Delivery of an executed counterpart of a signature page of this Supplement by facsimile or in electronic format (i.e., “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart of this Supplement.
4.    Except as expressly supplemented hereby, the Guaranty Agreement shall remain in full force and effect.
5.    THIS SUPPLEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER (INCLUDING, WITHOUT LIMITATION, ANY CLAIMS SOUNDING IN CONTRACT LAW OR TORT LAW ARISING OUT OF THE SUBJECT MATTER HEREOF AND ANY DETERMINATIONS WITH RESPECT TO POST-JUDGMENT INTEREST) SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES THEREOF THAT WOULD RESULT IN THE APPLICATION OF ANY LAW OTHER THAN THE LAW OF THE STATE OF NEW YORK. The provisions of Sections 9.15 and 9.16 of the Credit Agreement are hereby incorporated herein by reference, mutatis mutandis.
6.    In case any provision in or obligation under this Supplement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.
7.    All communications and notices hereunder shall be in writing and given as provided in Section 11 of the Guaranty Agreement. All communications and notices hereunder to the New Guarantor shall be given to it at the address set forth under its signature below.
IN WITNESS WHEREOF, the New Guarantor and the Administrative Agent have duly executed this Supplement as of the day and year first above written.
[Name Of New Guarantor]
By: ______________________________
Name: ____________________________
Title: _____________________________
Address: ________________________
___________________________________
WILMINGTON TRUST, NATIONAL ASSOCIATION, as Administrative Agent
By: ______________________________

Name: ____________________________
Title: _____________________________